Exhibit 99.1

                  iParty Corp. Announces 2nd Quarter
            Financial Results and Increased Profitability


    DEDHAM, Mass.--(BUSINESS WIRE)--July 25, 2007--iParty Corp. (AMEX:
IPT - news), a party goods retailer that operates 50 iParty retail stores, today reported financial results for its second quarter of fiscal year 2007, which ended on June 30, 2007.

    For the quarter, consolidated revenues were $20.4 million, a 9.7% increase compared to $18.6 million for the second quarter in 2006. The increase in second quarter revenues from the year-ago period was due to a 5.9% increase in comparable store sales from stores open more than one year and sales from one store that was acquired during the third quarter 2006. Consolidated gross profit margin was 43.2% for the quarter compared to a gross profit margin of 41.4% for the same period in 2006. Consolidated net income for the quarter was $512 thousand, or $0.01 per share, compared to $122 thousand, or $0.00 per share, for the second quarter in 2006, representing an increase of 320%. On a non-GAAP basis, earnings for the quarter before interest, taxes, depreciation and amortization ("EBITDA") were $1.2 million compared to EBITDA of $577 thousand for the second quarter in 2006. EBITDA is calculated as net income, as reported under United States generally accepted accounting principles ("GAAP"), plus net interest expense, depreciation and amortization and income taxes. The schedule accompanying this release provides the reconciliation of net income for the second quarters of 2007 and 2006, and net loss for the six-month periods then ended, under GAAP to a non-GAAP, EBITDA basis.

    For the six-month year-to-date period, consolidated revenues were $36.0 million, a 12.1% increase compared to $32.1 million for the first six months of 2006. This year's six month year-to-date revenues included an 8.1% increase in comparable store sales. Consolidated gross profit margin was 41.7% for the six-month period, compared to 39.6% for the same period in 2006. For the six-month period, consolidated net loss was $991 thousand, or $0.04 per basic and diluted share, compared to a consolidated net loss of $2.0 million, or $0.09 per basic and diluted share for the first six months of 2006. On a non-GAAP basis, earnings for the six-month year-to-date period before interest, taxes, depreciation and amortization ("EBITDA") were $309 thousand compared to an EBITDA net loss of $1.1 million for the first six months of 2006.

    Sal Perisano, Chairman and Chief Executive Officer of iParty Corp., commented: "Obviously, we are very pleased with $512 thousand in net income for our second quarter, representing a 320% increase over last year. These results were driven by strong sales from our graduation season. For the fourth consecutive quarter, we achieved positive sales increases in stores open at least one year. As previously disclosed, we achieved a 6.2% increase in same store sales in the last six months of 2006. We have now followed this with a same store sales increase of 8.1% for the first six months of 2007. Also, for the fourth consecutive quarter we have reported an improvement in the Company's financial performance over the previous year. We are very proud of the improvements made throughout our business which are helping us to drive same store sales increases. We will continue to strive to provide our customers with the best shopping experience in our industry."

    About iParty Corp.

    Headquartered in Dedham, Massachusetts, iParty Corp. (AMEX: IPT - news) is a party goods retailer that operates 50 iParty retail stores and licenses the operation of an Internet site for party goods and party planning at www.iparty.com. iParty's aim is to make throwing a successful event both stress-free and fun. With over 20,000 party supplies and costumes and an online party magazine and party-related content, iParty offers consumers a sophisticated, yet fun and easy-to-use, resource with an extensive assortment of products to customize any party, including birthday bashes, Easter get-togethers, graduation parties, summer barbecues, and, of course, Halloween. iParty aims to offer reliable, time-tested knowledge of party-perfect trends, and superior customer service to ensure convenient and comprehensive merchandise selections for every occasion. Please visit our site at www.iparty.com.

    Non-GAAP Financial Measures

    Regulation G, "Conditions for Use of Non-GAAP Financial Measures," prescribes the conditions for use of non-GAAP financial information in public disclosures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets, or statement of cash flows of the company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, we have provided reconciliations of any non-GAAP financial measures we use to the most directly comparable GAAP financial measures. We believe that our presentation of EBITDA, which is a non-GAAP financial measure, is an important supplemental measure of operating performance to investors. The discussion below defines this term, why we believe it is a useful measure of our performance, and explains certain limitations on the use of non-GAAP financial measures such as our use of EBITDA.

    EBITDA

    Earnings before interest, taxes, depreciation and amortization ("EBITDA") is a commonly used measure of performance in our industry which we believe, when considered with measures calculated in accordance with United States generally accepted accounting principles ("GAAP"), gives investors a more complete understanding of operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. EBITDA is a non-GAAP financial measure and has been presented in this release because our management and the audit committee of our board of directors use this financial measure in monitoring and evaluating our ongoing financial results and trends. Our management and audit committee believe that this non-GAAP operating performance measure is useful for investors because it enhances investors' ability to analyze trends in our business and compare our financial and operating performance to that of our peers.

    Limitations on the Use of Non-GAAP Measures

    The use of EBITDA has certain limitations. Our presentation of EBITDA may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation expense for various long-term assets, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA does not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. In particular, we have opened new stores through the expenditure of capital funded with borrowings under our bank line of credit. Our results of operations, therefore, reflect significant charges for depreciation, amortization and interest expense. EBITDA, which excludes these expenses, provides helpful information about the operating performance of our business, but EBITDA does not purport to represent operating income or cash flow from operating activities, as those terms are defined under GAAP, and should not be considered as an alternative to those measurements as an indicator of our performance.

    Accordingly, EBITDA should be used in addition to and in conjunction with results presented in accordance with GAAP and should not be considered as an alternative to net income, operating income, net cash flows from operations or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA reflects additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.



                            For the quarter      For the six months
                                  ended                 ended
                           ------------------- -----------------------
RECONCILIATION OF NON-GAAP  June 30,  July 1,   June 30,    July 1,
 MEASURES                     2007      2006      2007        2006
-------------------------- ---------- -------- ---------- ------------

Net income (loss) as
 reported under GAAP       $  512,138 $121,932 $(990,718) $(2,036,425)

plus, Interest expense,
 net                          230,012  169,993    456,322      327,521
plus, Depreciation and
 amortization                 428,623  285,309    843,498      577,879
plus, Income taxes              -         -         -           -
                           ---------- -------- ---------- ------------

EBITDA, non-GAAP           $1,170,773 $577,234 $  309,102 $(1,131,025)
                           ========== ======== ========== ============


    Safe harbor statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements that are based on our current expectations, beliefs, assumptions, estimates, forecasts and projections, including those about future profitability, future store openings or acquisitions, future expectations of comparable store sales growth, improved gross margins, increases in EBIDTA, and the industry and markets in which iParty operates. The statements contained in this release are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements, and such statements should not be relied upon as representing iParty's expectations or beliefs as of any date subsequent to the date of this press release. Important factors that may affect future operating results include, but are not limited to, economic and other developments such as unseasonable weather, that affect consumer confidence or consumer spending patterns, particularly those impacting the New England region, where 45 of our 50 stores our located, and particularly during the Halloween season, which is our single most important season; intense competition from other party supply stores and stores that merchandise and market party supplies, including big discount retailers, dollar store chains, and temporary Halloween merchandisers; the failure of any of our systems, including, without limitation, our point-of-sale system and our existing merchandise management system, the latter of which was developed by a vendor who is no longer in business; the success or failure of our efforts to implement our business growth and marketing strategies; our inability to obtain additional financing, if required, on terms and conditions acceptable to us; fluctuating oil and gasoline prices which impact prices of petroleum-based/plastic products, which are a key raw material in much of our merchandise, affect our freight costs and those of our suppliers, and affect consumer confidence and spending patterns; third-party suppliers' failure to fulfill their obligations to us; our ability or inability to meet our material contractual obligations with third parties; the availability of retail store space on reasonable lease terms; compliance with evolving federal securities, accounting, and stock exchange rules and regulations applicable to publicly-traded companies listed on the American Stock Exchange. For a discussion of these and other risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Item 1A, "Risk Factors" of iParty's most recently filed Annual Report on Form 10-K for the fiscal year ended December 30, 2006.



                             iPARTY CORP.
                CONSOLIDATED STATEMENTS OF OPERATIONS


                      For the three months   For the six months ended
                              ended
                     ----------------------- -------------------------
                       Jun 30,     July 1,     Jun 30,      July 1,
                        2007        2006        2007         2006
                     ----------- ----------- ----------- -------------
Revenues             $20,411,919 $18,587,169 $36,011,078 $  32,132,968
Operating costs:
 Cost of products
  sold and occupancy
  costs               11,600,874  10,897,816  21,007,648    19,396,070
 Marketing and sales   6,079,698   5,993,016  11,665,772    11,348,114
 General and
  administrative       1,989,197   1,404,412   3,872,054     3,097,688
                     ----------- ----------- ----------- -------------

Operating income
 (loss)                  742,150     291,925   (534,396)   (1,708,904)

 Interest expense,
  net                  (230,012)   (169,993)   (456,322)     (327,521)
                     ----------- ----------- ----------- -------------

 Income (loss)
  before income
  taxes                  512,138     121,932   (990,718)   (2,036,425)

 Income taxes                  -           -           -             -
                     ----------- ----------- ----------- -------------

 Net income (loss)   $   512,138 $   121,932  ($990,718)  ($2,036,425)
                     =========== =========== =========== =============

Income (loss) per
 share:
Basic                $      0.01 $      0.00 $    (0.04) $      (0.09)
                     =========== =========== =========== =============
Diluted              $      0.01 $      0.00 $    (0.04) $      (0.09)
                     =========== =========== =========== =============

Weighted-average
 shares outstanding:
Basic                 38,199,738  37,728,932  22,618,685    22,545,872
                     =========== =========== =========== =============
Diluted               40,054,445  39,283,126  22,618,685    22,545,872
                     =========== =========== =========== =============


----------------------------------------------------------------------




                             iPARTY CORP.
                     CONSOLIDATED BALANCE SHEETS

                                           Jun 30, 2007  Dec 30, 2006
                                           ------------- -------------
                                            (Unaudited)
                  ASSETS

Current assets:
  Cash and cash equivalents                $      65,015 $     760,376
  Restricted cash                                592,504       706,066
  Accounts receivable                            801,367     1,116,042
  Inventory, net                              13,970,586    12,264,737
  Prepaid expenses and other assets            1,035,983       752,172
                                           ------------- -------------
    Total current assets                      16,465,455    15,599,393
Property and equipment, net                    4,508,648     4,817,993
Intangible assets, net                         1,939,390     2,153,482
Other assets                                     102,030       126,505
                                           ------------- -------------
Total assets                               $  23,015,523 $  22,697,373
                                           ============= =============

   LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                         $   7,467,587 $   5,516,406
  Accrued expenses                             2,536,384     3,070,003
  Current portion of capital lease
   obligations                                    30,473       343,761
  Current notes payable                          587,373       551,515
  Borrowings under line of credit              1,476,163     1,162,719
                                           ------------- -------------
    Total current liabilities                 12,097,980    10,644,404

Long-term liabilities:
  Capital lease obligations, net of
   current portion                                25,834        42,456
  Notes payable, net of discount $443,192      3,487,943     3,736,309
  Other liabilities                            1,017,764       929,199
                                           ------------- -------------
    Total long-term liabilities                4,531,541     4,707,964

Commitments and contingencies

Stockholders' equity:
  Convertible preferred stock                 13,756,570    13,771,450
  Common stock                                    22,623        22,604
  Additional paid-in capital                  51,717,660    51,671,084
  Accumulated deficit                       (59,110,851)  (58,120,133)
                                           ------------- -------------
    Total stockholders' equity                 6,386,002     7,345,005
                                           ------------- -------------

Total liabilities and stockholders' equity $  23,015,523 $  22,697,373
                                           ============= =============


    CONTACT: iParty Corp.
             David Robertson, 781-355-3770
             drobertson@iparty.com